Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES FIRST QUARTER 2009

EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

BOCA RATON, Fla. – April 9, 2009 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its first quarter 2009 financial results on Thursday, May 7, 2009, at 10:00 a.m. Eastern Time.  The Company intends to distribute its earnings press release after the close of business on Wednesday, May 6, 2009.

This call will be webcast live by Thomson Reuters and can be accessed at the Company’s website at www.crosscountryhealthcare.com or by dialing 877-917-1549 from anywhere in the U.S. or by dialing 312-470-7109 from non-U.S. locations – Passcode: Cross Country.  A replay of the webcast will be available from May 7th through May 21st.  A replay of the conference call will be available by telephone from approximately noon Eastern Time on May 7th until May 21st by calling 866-458-4758 from anywhere in the U.S. or 203-369-1315 from non-U.S. locations – Passcode: 2009.

The webcast will also be distributed over the Thomson Reuters Investor Distribution Network to both institutional and individual investors at www.streetevents.com and www.companyboardroom.com, respectively.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a diversified leader in healthcare staffing services.  The Company offers a comprehensive suite of staffing and outsourcing services to the healthcare market, which together include being a leading national provider of nurse and allied staffing services and multi-specialty physician staffing services; a provider of clinical trials services to global pharmaceutical and biotechnology customers; and a provider of other human capital management services focused on healthcare.  The Company has more than 5,000 contracts with hospitals and healthcare facilities, pharmaceutical and biotechnology customers, and other healthcare organizations.  Copies of this and other news releases as well as additional information about Cross Country Healthcare can be obtained online at www.crosscountryhealthcare.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company's press releases, SEC filings and other notices by e-mail.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com